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                                                                   EXHIBIT 10(f)

                                INTERIM AGREEMENT

         This Interim Agreement is entered into as of and is effective as of May 5, 2006, by and between Wisconsin Electric Power Company (hereinafter "WEPCo"), an electric utility having its principal offices at 231 W. Michigan Street, Milwaukee, Wisconsin 53201, and Empire Mining Partnership ("Empire"), and Tilden Mining Company, L.C. ("Tilden"), by their managing agent, The Cleveland-Cliffs Iron Company, a corporation having its principal offices at 1100 Superior Avenue, Cleveland, Ohio 44114, (hereinafter "Cliffs"). Empire Iron Mining Partnership and Tilden Mining Company, L.C. are herein referred to collectively as "the Mines".

         WHEREAS, the Mines and WEPCo are parties in pending American Arbitration Association Case No. 54 198 Y 01237 ("Arbitration" and the panel of arbitrators deciding the Arbitration "Arbitrators"), which proceeding involves claims related to the pricing of electric service under the Power Purchase Agreements ("PPAs"), dated as of January 22, 1996, between WEPCo and the Mines, and additional disputes have arisen in connection with the billing and payment for services;

         WHEREAS, the parties have reached an agreement intended to address billing and payment arrangements on an interim basis pending completion of the Arbitration proceeding, and without prejudice to the parties' rights under the PPAs;

         NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree to the following terms and conditions:

          1.   RELEASE OF FUNDS FROM ESCROW

         Within two business days from the effective date of this Agreement, WEPCo and Cliffs will deliver the "Notice of Interim Agreement and Joint Instructions for Partial Disposition of Funds Held in Escrow," in the form attached hereto as Exhibit A, to the escrow agent identified in the Escrow Agreement attached hereto as Exhibit B. As specified in Exhibit A, this partial disposition of funds from escrow shall be in the amount of $25,687,080.08 delivered to Tilden and the amount of $34,866,868.06 delivered to Empire. Within two business days of the effective date of this

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Agreement, WEPCo shall also deliver to Tilden the amount of $4,756,336.54 and deliver to Empire the amount of $6,479,494.86, pursuant to Section 4(b)(ii) of the PPAs.

          2.   OVER-THE-CAP PAYMENTS

         The amounts released from escrow plus the amounts paid by WEPCo to the Mines, as described in paragraph 1 above, represent a return to the Mines of the following amounts due to the Mines pursuant to the Energy Price Cap provisions in Section 4(b)(ii) of the parties' PPAs:

          A. Over-the-cap payments that Cliffs has deposited into the escrow account described in Exhibit B for firm and curtailable service to the Empire Mine during the period from April 1, 2005, through December 31, 2005 ($34,866,868.06);

          B. Over-the-cap payments that Cliffs has deposited into the escrow account described in Exhibit B for firm and curtailable service to the Tilden Mine during the period from April 1, 2005, through November 14, 2005 ($25,687,080.08);

          C. Over-the-cap payments that Cliffs paid directly to WEPCo for firm and curtailable service to the Empire Mine during the period from January 1, 2005, through December 31, 2005 ($6,479,494.86);

          D. Over-the-cap payments that Cliffs paid directly to WEPCo for firm and curtailable service to the Tilden Mine during the period from January 1, 2005, through November 14, 2005 ($4,756,336.54).

          3.   PAYMENT OF BILLS FOR SERVICE RENDERED IN FEBRUARY AND MARCH 2006

         Within five (5) business days after WEPCo complies fully with paragraph 1 above, the Mines will make the following payments related to energy delivered to the Mines during the billing months of January, February and March of 2006:

          A. The Mines will reverse the credits that were previously applied to these bills;

          B. The Mines will make cash payments to WEPCo as follows: for February 2006 - Tilden $3,397,644.36 and Empire $3,401,843.13;
               and, for March 2006 - Tilden $4,089,984.58 and Empire $3,513,160.72 (for a total of $14,402,632.79); and

          C. The Mines, acting through Cliffs, will deposit into the escrow account the following amounts that are disputed portions of the amounts billed for energy delivered: For January 2006 - Tilden $91,729.16 and Empire $89,009.67; for February 2006 - Tilden



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               $1,906,815.51 and Empire $1,887,303.44; and for March 2006 -
               Tilden $2,849,058.27 and Empire $2,233,151.93 (for a total of
               $9,057,067.98).

          D. The Mines, acting through Cliffs, will deposit into the escrow account the following late payment fees (billed as part of the April 2006 bills) for energy delivered during March 2006: Tilden $104,085.64 and Empire $86,194.69.

          4.  BILLINGS FOR ELECTRIC SERVICE PROVIDED ON AND AFTER APRIL 1, 2006

         With respect to electric service provided by WEPCo to the Mines beginning on April 1, 2006, and continuing until such time as the Arbitrators issue their award:

          A. WEPCo will bill the Mines for energy delivered under firm and curtailable service up to the production limits specified in the PPAs at the applicable Energy Price Cap set forth in Section 4(b)(ii) of the PPAs.

          B. WEPCo will bill the Mines a Base Energy Cost for energy delivered under auxiliary service up to the production limits specified in the PPAs at the system average real time locational marginal prices (LMP) equal to .873 multiplied by the WEC South LMP plus .127 multiplied by the WEC North LMP.

          C. The billings described in this section will be issued in accordance with WEPCo's normal billing schedule.

          D. The Mines agree to pay directly to WEPCo the charges specified in this paragraph 4 in accordance with the normal monthly payment schedule. Both parties acknowledge that the billings and payments for auxiliary service, as specified herein, are disputed amounts and such payments will be subject to refund or additional charges upon resolution of the Arbitration proceeding via a future settlement agreement, arbitration decision or court order.

          E. Demand and environmental remediation charges, losses, taxes and power movement and service fees shall continue to be governed by the existing terms and conditions of the PPAs.

          5.   INTEREST

          A. Timely payments for service rendered on and after April 1, 2006, as provided in Paragraph 4 of this Agreement, shall not include interest.

          B. Any refunds required by the Arbitrators' final award to the Mines of disputed amounts paid for energy delivered under auxiliary service pursuant to Paragraphs 3 and 4 of this Agreement shall bear interest at the rate otherwise applicable to funds held in escrow during the same period as specified in the Escrow Agreement, attached hereto as Exhibit B. Any additional charges due to WEPCo required by the Arbitrators' final award for energy delivered under auxiliary service pursuant to Paragraphs 3 and 4 of


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               this Agreement shall bear interest at the prime rate as specified in the PPAs and the Escrow Agreement.

          C. The Arbitrators, as part and parcel of their final award, shall determine the manner in which interest is to be allocated and awarded to the Mines and to WEPCo with respect to any funds that have been placed into escrow by the Mines.

          6.   WAIVER AND DISCHARGE

         Upon the timely payment of the amounts set forth in Paragraph 3, above, WEPCo expressly waives and forever discharges the Mines from any claim for additional payments, damages or termination of the PPAs based upon the timing or form of Mines' payment of the invoices for January, February, and March 2006; however, the parties expressly acknowledge and agree that the issue of whether a late fee is due pursuant to Section 11(a) of the PPAs with respect to such payments remains a disputed issue to be resolved by the Arbitrators.

          7.   UNRESOLVED ISSUES

         The parties agree that this Interim Agreement does not finally resolve any of the disputes between them, which are at issue in the Arbitration. Except as provided otherwise in Paragraph 6, hereof, the billing and payment provisions of this Agreement are expressly stated and recognized by all parties to be without prejudice to any position any party may take in the pending Arbitration.

          8.   GENERAL PROVISIONS

         Any dispute under this Agreement shall be submitted to the Arbitrators, and any arbitration award rendered in the Arbitration may be filed with the appropriate court having jurisdiction and shall be enforced in accordance therewith. The parties expressly acknowledge and agree that this Interim Agreement shall be admissible before the Arbitrators only for the limited and specific purpose of enforcing its terms and shall not be used or considered for any other purpose. This Agreement shall be governed and interpreted in accordance with the laws of the State of Michigan. This Agreement is not intended to, and does not, amend the provisions of PPAs, but is designed to direct the actions of WEPCo and Cliffs for the interim period, which runs from the date when the



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parties execute this Agreement through the date when the Arbitrators enter a final opinion, with regards to interim payments during the pending Arbitration. The first sentence of paragraph 2 of the parties' Escrow Agreement is hereby amended to read as follows: "Once each month, on or before the due date for Empire's and Tilden's monthly payments to WEPCo under the terms of the PPAs, Cliffs shall deposit with and deliver to the Escrow Agent that portion of the amounts billed by WEPCo that are in dispute, except for the disputed amounts that Cliffs has agreed to pay to WEPCo under protest pursuant to the terms of the Interim Agreement dated May 5, 2006." All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives and successors of the parties hereto. Any assignment of this Agreement must comply with the applicable assignment provisions of the PPAs. No amendment to this Agreement shall be effective unless made in writing and signed by duly authorized representatives of each of the parties.

         IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as set forth below.


WISCONSIN ELECTRIC POWER COMPANY        TILDEN MINING COMPANY, L.C.
                                        By The Cleveland-Cliffs Iron Mining
                                        Company, its Managing Agent


By:   /s/ James C. Fleming              By:   /s/ Joseph A. Carrabba
      -----------------------------           ----------------------------------

Its:  Executive Vice President &        Its:  President
      General Counsel                         ----------------------------------
      -----------------------------

Date: May 5, 2006                       Date: May 5, 2006
      -----------------------------           ----------------------------------


                                        EMPIRE IRON MINING PARTNERSHIP
                                        By The Cleveland-Cliffs Iron Mining
                                        Company, its Managing Agent


                                        By:   /s/ Joseph A. Carrabba
                                              ----------------------------------

                                        Its:  President
                                              ----------------------------------

                                        Date: May 5, 2006
                                              ----------------------------------



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